UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2010

PENGRAM CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-52626	68-0643436
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1200 Dupont Street, Suite 2J
Bellingham, WA	98225
(Address of principal executive	(Zip Code)
offices)

Registrant's telephone number, including area code (360) 255-3436

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 23, 2010, Clisbako Minerals Inc. (“Clisbako”), a wholly-owned subsidiary of Pengram Corporation (the “Registrant”) entered into an option agreement (the "Option Agreement") with Interior Plateau Mining Corp. ("Interior Plateau") granting Interior Plateau the sole and exclusive right and option to acquire a 75% undivided interest in and to ten mineral claims referred to as the “Clisbako Property” located 125 kilometers west of Quesnel, British Columbia, Canada.

Under the terms of the Option Agreement, Interior Plateau will exercise its option upon paying Clisbako Minerals an aggregate of USD$150,000 and incurring CAD$650,000 in exploration expenditures on the Clisbako Property in stages over a three-year period as described below:

A.	Interior Plateau must pay to Clisbako Minerals an aggregate of US$150,000 as follows:

	(1)	$50,000 on or before August 31, 2010;

	(2)	a further $50,000 on or before September 30, 2010; and

	(3)	a further $50,000 on or before December 31, 2010.

B.	Interior Plateau must incur Exploration Expenditures of CAD$650,000 on the Clisbako Property as follows:

	(1)	$100,000 on or before July 2, 2011;

	(2)	a further $300,000 on or before July 2, 2012; and

	(3)	a further $250,000 on or before July 2, 2013.

In addition, Interior Plateau will be responsible to make all government payments required to keep the claims in good standing.

C.	If and when the Option has been exercised the parties will enter into a joint venture agreement.

The agreement is an option only and Interior Plateau may determine at any time not to proceed in which case it would not be liable to pay any funds or incur any exploration expenditures beyond the amounts due at the time it provides notice that it is not proceeding. There is no assurance that Interior Plateau will exercise the Option.

The Option Agreement is attached as Exhibit 10.1 to this report and incorporated by reference herein.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Option Agreement dated for July 23, 2010 between Clisbako Minerals Inc. and Interior Plateau Mining Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENGRAM CORPORATION

Date: August 10, 2010

	By:	/s/ Richard W. Donaldson
RICHARD W. DONALDSON
President and Chief Executive Officer